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                                 EXHIBIT NO. 21

                         SUBSIDIARIES OF THE REGISTRANT

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                  SUBSIDIARIES OF UCI MEDICAL AFFILIATES, INC.

                                                       Name Under Which
                           State of Jurisdiction        Subsidiary Does
Name of Subsidiary         of Incorporation                Business

UCI Medical Affiliates
of  South Carolina, Inc.   South Carolina               Doctor's Care

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